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                                                                   EXHIBIT 23.5


                          CONSENT OF PROPOSED DIRECTOR


         Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, I hereby consent to the references to my name appearing in the Registration Statement on Form S-1 and all subsequent amendments and in the accompanying prospectus forming a part thereof relating to the initial public offering of shares of common stock of Caribou Coffee Company, Inc.



                                         /s/ Jeffrey C. Neal
                                         --------------------------------------
                                         Name: Jeffrey C. Neal

August 22, 2005